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                                    EXHIBIT 11

                          Washington Trust Bancorp, Inc.
                        Computation of Per Share Earnings
                For the Periods Ended September 30, 1998 and 1997




Three months ended September 30,                              1998                             1997
---------------------------------------------- ---------------------------------- ------------------------------
(In thousands, except per share amounts)             Basic           Diluted           Basic          Diluted
                                               ----------------- ---------------- ---------------- -------------
Net income                                          $2,569            $2,569           $2,364            $2,364
Share amounts: (1)
   Average outstanding                             9,966.9           9,966.9          9,886.7           9,886.7
   Common stock equivalents                              -             388.4                -             347.3
---------------------------------------------  ----------------- ---------------- ---------------- --------------
   Weighted average outstanding                    9,966.9          10,355.3          9,886.7          10,234.0
---------------------------------------------  ----------------- ---------------- ---------------- --------------
Earnings per share                                    $.26              $.25             $.24              $.23
---------------------------------------------  ----------------- ---------------- ---------------- --------------





Nine months ended September 30,                              1998                             1997
---------------------------------------------  ---------------------------------- -------------------------------
(In thousands, except per share amounts)             Basic            Diluted           Basic          Diluted
                                               ----------------- ---------------- ---------------- --------------
Net income                                          $7,474            $7,474           $6,776            $6,776
Share amounts: (1)
   Average outstanding                             9,966.9           9,966.9          9,860.5           9,860.5
   Common stock equivalents                              -             394.7                -             362.8
----------------------------------------------- ---------------- ----------------- ---------------- --------------
   Weighted average outstanding                    9,966.9          10,361.6          9,860.5          10,223.3
----------------------------------------------- ---------------- ----------------- ---------------- --------------
Earnings per share                                    $.75              $.72             $.69              $.66
----------------------------------------------- ---------------- ----------------- ---------------- --------------

(1) Share amounts have been adjusted to reflect the three-for-two stock split paid August 3, 1998.

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